APPENDIX 1

                           REVOCATION OF CONSENT CARD

                       SIMON TRANSPORTATION SERVICES INC.

THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIMON TRANSPORATION SERVICES INC. IN OPPOSITION TO THE SOLICIATION BY JERRY MOYES

THE  BOARD  OF  DIRECTORS  OF  SIMON   TRANSPORATION  SERVICES  INC. UNANIMOUSLY
RECOMMENDS THAT YOU "REVOKE CONSENT." PLEASE SIGN, DATE AND MAIL THIS REVOCATION OF CONSENT CARD TODAY.

The undersigned, a holder of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Simon Transportation Services Inc. (the "Company"), acting with respect to all of the shares of Common Stock held by the undersigned, hereby revokes any and all consents that the undersigned may have given with respect to each of the following proposals:


MOYES PROPOSAL 1: Repeal of current bylaws of the Company. (For complete text, see Proposal 1 in Mr. Moyes' Consent Statement.)

REVOKE CONSENT             DO NOT REVOKE CONSENT              ABSTAIN

MOYES PROPOSAL 2:  Adoption of new bylaws for the Company.   (For complete text,
see Proposal 2 in Mr. Moyes' Consent Statement.)

REVOKE CONSENT             DO NOT REVOKE CONSENT              ABSTAIN

MOYES PROPOSAL 3: Elect thirteen (13) nominees of Mr. Moyes to fill seats created by the new bylaws. (For complete text, see Proposal 3 in Mr. Moyes' Consent Statement.)

REVOKE CONSENT             DO NOT REVOKE CONSENT              ABSTAIN

IF NO DIRECTION IS MADE, THIS REVOCATION CARD WILL BE DEEMED TO REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO ANY OR ALL OF THE PROPOSALS SET FORTH HEREIN.

Please sign your name below exactly as it appears hereon. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                              _______________________, 2000
Signature:                          ______________________________
Title:                              ______________________________
Signature (if held jointly):        ______________________________
Title:                              ______________________________


PLEASE SIGN, DATE AND RETURN THIS CONSENT REVOCATION PROMPTLY.